Exhibit A
SUBSCRIPTION AGREEMENT
GreenHunter Energy, Inc.
3129 Bass Pro Drive
Grapevine, Texas 76051
     Ladies and Gentlemen:
     The undersigned subscriber (“Subscriber” or “Buyer”) hereby tenders this Subscription Agreement (this “Agreement”) in accordance with and subject to the terms and conditions set forth herein:
1. Subscription:
     (a) Subscriber hereby subscribes for and agrees to purchase the aggregate amount of Units (the “Units”) of GreenHunter Energy, Inc. (the “Company”), indicated on the signature page attached hereto at the purchase price set forth on such signature page (the “Purchase Price”). Each Unit consists of two shares of Common Stock, par value $.001 per share (the “Common Stock”) and one Common Stock Purchase Warrant (the “Warrant”). The Common Stock and the Warrants are collectively referred to as the “Securities”. Subscriber has made payment by check or wire transfer of funds in accordance with instructions from the Company in the full amount of the Purchase Price of the Common Stock for which Subscriber is subscribing (the “Payment”).
     (b) Subscriber understands that it will not earn interest on any funds held by the Company pursuant to this Agreement. The funds will be held pending the closing of the Offering. The Closing shall occur on December 10, 2007. The closing shall be deemed to have occurred on the date the conditions set forth in Sections 6 and 7 below are satisfied (the “Closing Date”).
     (c) Subscriber hereby agrees to be bound hereby upon (i) execution and delivery to the Company of the signature page to this Agreement and (ii) written acceptance by the Company of Subscriber’s subscription, which shall be confirmed by faxing to the Subscriber the signature page to this Agreement that has been executed by the Company (the “Subscription”).
2. BUYER’S REPRESENTATIONS AND WARRANTIES.
     Buyer represents and warrants to the Company with respect to only itself that:
     (a) No Public Sale or Distribution. Buyer is acquiring the Units for investment purposes, as principal for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the “1933 Act”); provided, however, that by making the representations herein, Buyer does not agree to hold any of the Units for any minimum or other specific term and reserves the right to dispose of the Units at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Buyer is acquiring the Units hereunder in the ordinary course of its business. Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Units.
     (b) Accredited Investor Status. At the time Buyer was offered the Units, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) of Regulation D under the 1933 Act (“Regulation D”). Buyer is not a registered broker-dealer under Section 15 of the 1934 Act.
     (c) Experience of Buyer. Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Units, and has so evaluated the merits and risks of such investment. Buyer is able to bear the economic risk of an investment in the Units and, at the present time, is able to afford a complete loss of such investment.
     (d) Reliance on Exemptions. Buyer understands that the Units are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Units.
     (e) Information. Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Units which have been requested by Buyer. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by Buyer or its advisors, if any, or its representatives shall modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained herein. Buyer understands that its investment in the Units involves a high degree of risk. Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Units.
     (f) No Governmental Review. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Units or the fairness or suitability of the investment in the Units nor have such authorities passed upon or endorsed the merits of the offering of the Units.
     (g) Transfer or Resale. Buyer understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) sold, assigned or transferred pursuant to an exemption from such registration, provided that upon the request of the Company, Buyer delivers to the Company an opinion of counsel, in a form reasonably acceptable to the Company, confirming the availability of such exemption, or (C) Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.
     (h) Legends. Buyer understands that the certificates or other instruments representing the Securities, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED UNLESS (A) REGISTERED UNDER AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT UPON THE REQUEST OF THE COMPANY THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.
The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act , or (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such sale or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) following a sale of transfer of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), or (iv) while such Securities are eligible for sale under Rule 144(k).
     (i) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered by Buyer and constitute the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
     (j) No Conflicts. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations hereunder.
     (k) Residency. Buyer is an entity organized in the state of Colorado.
     (l) Independent Investment Decision. Buyer has independently evaluated the merits of its decision to purchase Units pursuant to this Agreement, and Buyer confirms that it has not relied on the advice of the Company nor any other Company’s business and/or legal counsel in making such decision.
     (m) General Solicitation. Buyer is not purchasing the Units as a result of any advertisement, article, notice or other communication regarding the Units published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.
     (n) Organization. Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder.
     (o) Certain Fees. Buyer has not entered into an agreement whereby brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     The Company represents and warrants to each of the Buyers that:
     (a) Organization and Qualification. The Company and its Subsidiaries are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under this Agreement.
     (b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, and to issue the Securities in accordance with the terms hereof. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the Securities have been duly authorized by the Company’s Board of Directors and other than (i) the filing of a Form D under Regulation D of the 1933 Act, and (iv) such filings required under applicable securities or “Blue Sky” laws of the states of the United States, no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement has been duly executed and when delivered by the Company will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
     (c) Issuance of Securities. The issuance of the Securities are duly authorized and are free from all liens and charges with respect to the issue thereof. The Securities when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, liens and charges with respect to the issue thereof. Based in part upon the accuracy of the representations and warranties of the Buyers’ set forth in Article 2, the issuance by the Company of the Securities is, or will be upon issuance, exempt from registration under the 1933 Act.
     (d) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Securities will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, or the bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.
     (e) Consents. Other than as contemplated in Section 3(b), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof.
     (f) No General Solicitation; Placement Agents’ Fees. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby.
     (g) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause the Private Placement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the Securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the Private Placement to be integrated with other offerings.
     (h) Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in violation of any term of or in default under their organizational charter or bylaws. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The

Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.
     (i) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 90,000,000 shares of Common Stock, of which as of the date hereof, 15,000,000 are issued and outstanding and (ii) 10,000,000 shares of preferred stock, of which as of the date hereof, no shares are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. None of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. The Company has furnished to the Buyers true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof, and the Company’s Bylaws, as amended and as in effect on the date hereof.
     (j) Absence of Litigation. There is no action, suit, proceeding or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock, the Preferred Stock or any of the Company’s Subsidiaries or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise.
     (k) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital common stock of its Subsidiaries as owned by the Company or such Subsidiary.
     (l) Disclosure. All disclosure provided to the Buyers pursuant to this Agreement regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading
4. COVENANTS.
     (a) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D promulgated under the 1933 Act. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to Buyer pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification).

     (b) Board Representation. Buyer will have the right to nominate one member to the Company’s Board of Directors, such member to initially be Mr. Robert J. Zahradnik, so long as Buyer owns common stock that aggregates at least 5% of the outstanding common stock of the Company. If Buyer desires to replace its nominee with a different member, Buyer must obtain the consent of the Company’s Board of Directors. In the event that Buyer ceases to own common stock of the Company that aggregates less than 5% of the outstanding common stock of the Company, Buyer’s representative on the Board of Directors of the Company shall resign within five business days of such event.
     (c) LIMITATION AND DISCLAIMER OF IMPLIED REPRESENTATIONS AND WARRANTIES OF THE COMPANY. THE EXPRESS REPRESENTATIONS AND WARRANTIES OF THE COMPANY CONTAINED IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE. BUYER ACKNOWLEDGES THAT BUYER, TOGETHER WITH ITS REPRESENTATIVES AND ADVISORS, HAS CONDUCTED SUCH DUE DILIGENCE INVESTIGATIONS OF THE COMPANY AND ITS BUSINESS, FINANCIAL CONDITION, RESULTS AND PROSPECTS AS BUYER DEEMS NECESSARY. EXCEPT AS OTHERWISE PROVIDED IN THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, THE COMPANY MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, REPORTS, RECORDS, PROJECTIONS, INFORMATION OR MATERIALS NOW, HERETOFORE OR HEREAFTER FURNISHED OR MADE AVAILABLE TO BUYER OR ITS REPRESENTATIVES BY THE COMPANY OR BY THE COMPANY’S AGENTS OR REPRESENTATIVES; ANY AND ALL SUCH DATA, RECORDS, REPORTS, PROJECTIONS, INFORMATION AND OTHER MATERIALS FURNISHED BY THE COMPANY OR BY THE COMPANY’S AGENTS OR REPRESENTATIVES OR OTHERWISE MADE AVAILABLE TO BUYER OR BUYER’S REPRESENTATIVES ARE PROVIDED TO OR FOR THE BENEFIT OF BUYER AS A CONVENIENCE, AND SHALL NOT CREATE OR GIVE RISE TO ANY LIABILITY OF OR AGAINST THE COMPANY OR THE AGENTS OR REPRESENTATIVES OF THE COMPANY; AND ANY RELIANCE ON OR USE OF THE SAME SHALL BE AT BUYER’S SOLE RISK.
5. REGISTER.
     The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Common Stock), a register for the Common Stock in which the Company shall record the name and address of the Person in whose name the Common Stock have been issued (including the name and address of each transferee) and the aggregate principal amount of Common Stock held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives upon reasonable notice.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.
     The obligation of the Company hereunder to issue and sell the Units to Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing Buyer with prior written notice thereof:
     (a) Buyer shall have executed this Agreement and delivered the same to the Company.
     (b) Buyer and each other Buyer shall have delivered to the Company the Purchase Price for the Units being purchased by Buyer at the Closing by check or wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.
     (c) The representations and warranties of Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Buyer at or prior to the Closing Date.
7. CONDITIONS TO BUYER’S OBLIGATION TO PURCHASE.
     The obligation of Buyer hereunder to purchase the Units at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Buyer’s sole benefit and may be waived by Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:
     (a) The Company shall have duly executed and delivered to Buyer (i) this Agreement, including the Company’s acceptance of this Agreement and (ii) certificates representing the aggregate principal amount of Securities being purchased by Buyer at the Closing pursuant to this Agreement.
     (b) The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

     (c) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Units.
8. TERMINATION.
     In the event that the Closing shall not have occurred with respect to a Buyer on or before December 31, 2007, then Buyer may terminate this Agreement by giving written notice to the Company.
9. MISCELLANEOUS.
     (a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Texas. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of Dallas, County of Dallas, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
     (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.
     (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.
     (e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Buyer, and any amendment to this Agreement or any waiver of any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Units, as applicable. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Units then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement, or holders of Units, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by this Agreement except as set forth in this Agreement. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.
     (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
If to the Company:
GreenHunter Energy, Inc.
3129 Bass Pro Drive
Grapevine, Texas 76051
Telephone: (469) 293-4397
Attention: Chief Financial Officer
If to a Buyer, to its address and facsimile number set forth on the signature page hereto, with copies to Buyer’s representatives as set forth on the signature page hereto, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.
     (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of Securities. Neither the Company nor Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party; provided however, that Buyer may transfer and assign the Securities to a wholly-owned subsidiary or affiliate of the Buyer so long as such Assignee qualifies as an accredited investor under Regulation D without the Company’s consent. Any attempted assignment without such consent shall be void ab initio.
     (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
     (i) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
     (j) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
     (k) Irrevocability. Subscriber hereby acknowledges and agrees that upon written notice of acceptance from the Company, the Subscription hereunder is irrevocable by Subscriber, that, except as required by law, Subscriber is not entitled to cancel, terminate or revoke this Agreement or any agreements of Subscriber hereunder and that this Agreement and such other agreements shall survive the death or disability of Subscriber and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. If Subscriber is more than one person, the obligations of Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his or her heirs, executors, administrators, successors, legal representatives and permitted assigns.

10. Signature.
     The signature page of this Agreement is contained as part of the applicable subscription package, entitled “Signature Page.”
IN WITNESS WHEREOF, the Parties have executed this Subscription Agreement as of the 10th day of December, 2007.

GREENHUNTER ENERGY, INC.
By:
Name:	Morgan F. Johnston
Title:	Sr. VP, General Counsel and Secretary